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                                                                   EXHIBIT 10.59

                              ROSS TECHNOLOGY, INC.
                        5316 HIGHWAY 290 WEST, SUITE 500
                               AUSTIN, TEXAS 78735



April 28, 1998

To:  Eligible Employees of ROSS Technology, Inc., as described below

From:  Jack W. Simpson, Sr.

Subject:  ROSS Technology, Inc. Employee Retention and Severance Plan

         ROSS Technology, Inc. has adopted the ROSS Technology, Inc. Employee Retention and Severance Plan (the "Plan"). The provisions of the Plan, as they apply to you if you are an Eligible Employee (as defined below), are as follows:

                                    ARTICLE I
                                   DEFINITIONS

I.1      DEFINITIONS

         Whenever used in this Plan, the following capitalized terms shall have the meanings set forth in this Section 1.1, certain other capitalized terms being defined elsewhere in this Plan:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Change of Control" shall mean the occurrence of any of the following:

                  (i) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder), other than Fujitsu Limited, is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing substantially all of the combined voting power of the then outstanding securities of the Company or such entity.

                  (ii) The consummation of a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, or, to the extent set forth in an Individual Letter, of all or substantially all of the assets of the Viper design unit of the Company, in one transaction or a series of related transactions, to any Person other than the Company or a liquidating trust or similar entity, or the consummation of a merger or consolidation having substantially the same effect as such a sale, assignment, lease, conveyance or other disposition.

         (c) "Company" means ROSS Technology, Inc., a Delaware corporation, and any successor or assignee as provided in Article V.




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         (d)      "Compensation" means and includes all of your base salary
                  attributable to your employment with the Company and/or any of its Subsidiaries (including, but not limited to, any amounts excludable from your gross income for federal income tax purposes pursuant to Section 125 or Section 401(k) of the Internal Revenue Code of 1986, as amended), in effect immediately before the Change of Control, or, if there has been no Change of Control, on the Effective Time. "Compensation" shall not include your bonuses, commissions or other cash or non-cash compensations or reimbursements, if any (e.g., the grant or vesting of restricted stock, the grant, vesting, or exercise of stock options, automobile allowance and gasoline reimbursement).

         (e) "Continuous Service" means your continuous employment with the Company or any of its Subsidiaries. Periods during which you are on paid or approved leave of absence or suffer from a Disability shall be deemed to be periods of Continuous Service.

         (f) "Disability" means a physical or mental infirmity which substantially impairs your ability to perform your material duties for a period of at least one hundred eighty (180) consecutive calendar days, and, as a result of such Disability, you have not returned to your full-time regular employment prior to termination.

         (g)      "Effective Time" means April 28, 1998.

         (h) "Eligible Employee" means any employee of the Company or its Subsidiaries designated as such by the Chief Executive Officer or Human Resources Committee of the Company, and to whom the Company sends an Individual Letter which has been accepted by such employee.

         (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (j) "Good Reason" means the occurrence, on or after the Effective Time, of any of the following:

                             (i) The Company or any of its Subsidiaries reduces your Compensation as in effect on the Effective Time.

                            (ii) Without your express written consent, the Company or any of its Subsidiaries requires you to change the location of your job or office, so that you will be based at a location more than fifty (50) miles from the location of your job or office on the Effective Time.

                           (iii) A successor to the Company fails or refuses to assume the obligations of the Company under this Agreement.

                            (iv) The Company or any successor breaches any of the material provisions of this Agreement and fails to cure that breach within ten days of written notice thereof.

         (k) "Individual Letter" means a letter from the Company to an Eligible Employee setting forth the amount of the Retention Bonus (if any) and Severance Payment which may be payable to such Eligible Employee under this Plan, and the terms and conditions on which such Retention Bonus (if any) and Severance Payment will be paid, subject to the terms and conditions of this Plan.

         (l) "Just Cause" means the termination of your employment as a result of (i) fraud, misappropriation of or intentional and material damage to the property or business of the Company (including its Subsidiaries), (ii) conviction of a felony involving moral turpitude, or (iii) material neglect, failure or refusal to follow the reasonable directions of your supervisors, to perform the duties reasonably assigned to you, or to follow material Company policies, if you do not begin to cure such neglect, failure or refusal within ten (10) days after receiving written notice from the Company to do so.




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         (m)      "Person" shall have the meaning set forth in the definition of
                  "Change of Control."

         (n) "Release Agreement" means the Separation and General Release Agreement in the form attached hereto as Exhibit "A".

         (o)      "Retention Bonus" means a bonus payable under Article II.

         (p) "Severance Payment" means the payment of severance compensation as provided in Article III.

         (q) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned directly or indirectly by the Company.

         (r) "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss.2101 et seq.
                  -- ---

                                   ARTICLE II
                                RETENTION BONUSES

         The amount of any Retention Bonus you may be entitled to receive, and the terms and conditions on which you may receive it, shall be set forth in your Individual Letter. Such terms and conditions may include, among other things, a requirement that you must be in Continuous Service from the Effective Time through and including certain dates set forth in your Individual Letter to be eligible to receive a Retention Bonus.


                                   ARTICLE III
                               SEVERANCE PAYMENTS

3.1      RIGHT TO SEVERANCE PAYMENT; RELEASE

         Conditioned on the execution and delivery by you (or your beneficiary or personal representative, if applicable) of the Release Agreement, you shall be entitled to receive a Severance Payment from the Company in the amount, and on the terms and conditions, set forth in your Individual Letter. Such terms and conditions may include, among other things, requirements that a Change of Control must occur, and/or that your employment must be involuntarily terminated by the Company or any of its Subsidiaries for any reason other than Just Cause or your death or Disability, or by you voluntarily for Good Reason, for you to be eligible to receive a Severance Payment. Notwithstanding the foregoing, and except as set forth in your Individual Letter, you will not be entitled to receive a Severance Payment to the extent you receive payments which the Company or its Subsidiaries are required to make to you under WARN.

3.2      AMOUNT OF SEVERANCE PAYMENT

         If you become entitled to a Severance Payment under this Plan, the amount of your Severance Payment shall be as set forth in your Individual Letter, and may be based upon your Compensation. Such Severance Payment may also take into account, or make reference to, any payments which the Company or its Subsidiaries are required to make to you under WARN.

3.3      NO MITIGATION

         The Company acknowledges and agrees that you shall be entitled to receive your entire Severance Payment regardless of any income which you may receive from other sources following your termination on or after the Effective Time.




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3.4      PAYMENT OF SEVERANCE PAYMENT

         The Severance Payment to which you are entitled shall be paid to you, in cash and in full, not later than eight (8) calendar days after execution and delivery by you (or your beneficiary or personal representative, if applicable) of the Release Agreement, but in no event before the date on which such Release becomes effective. If you should die before all amounts payable to you have been paid, such unpaid amounts shall be paid to your beneficiary under this Agreement or, if you have not designated such a beneficiary in writing to the Company, to the personal representative(s) of your estate.

3.5      WITHHOLDING OF TAXES

         The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes required by applicable law to be withheld by the Company.


                                   ARTICLE IV
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

4.1      OTHER BENEFITS

         This Plan does not provide a pension for you, nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in
Section 4.2, neither the provisions of this Plan nor the Severance Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish your rights as an employee, whether existing now or hereafter, under any written benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any written employment agreement or other written plan or arrangement not related to severance.

4.2      OTHER SEVERANCE PLANS SUPERSEDED

         Upon your receipt and acceptance of your Individual Letter, and to the extent required thereby, this Plan will supersede any and all other severance plans of the Company or its Subsidiaries and severance agreements between you and the Company and its Subsidiaries, and your participation in any other severance plan of the Company and its Subsidiaries will be terminated.

4.3      EMPLOYMENT STATUS

         This Plan does not constitute a contract of employment or, except as set forth in your Individual Letter, impose on you any obligation to remain in the employ of the Company, nor does it impose on the Company or any of its Subsidiaries any obligation to retain you in your present or any other position, nor does it change the status of your employment as an employee at will. Nothing in this Plan shall in any way affect the right of the Company or any of its Subsidiaries in its absolute discretion to change or reduce your compensation at any time, or to change at any time one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.



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                                    ARTICLE V
                              SUCCESSOR TO COMPANY

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Plan, shall mean (from and after, but not before, the occurrence of such event) the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan. The failure by any such successor or assignee to assume such obligations shall not affect any obligations of the Company existing under this Plan at the time of the succession or assignment.

                                   ARTICLE VI
                                 CONFIDENTIALITY

6.1      NONDISCLOSURE OF CONFIDENTIAL MATERIAL

         In the performance of your duties, you have previously had, and may in the future have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or its agents or consultants or used presently or at any time hereafter in the course of its business, that are not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and has been and/or will be disclosed to you in confidence. By your acceptance of your Severance Payment under this Plan, you shall be deemed to have acknowledged that the Confidential Material constitutes proprietary information of the Company which draws independent economic value, actual or potential, from not being generally known to the public or to other persons who could obtain economic value from its disclosure or use, and that the Company has taken efforts reasonable under the circumstances, of which this Section 6.1 is an example, to maintain its secrecy. Except in the performance of your duties to the Company, you shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, except that the foregoing disclosure prohibition shall not apply as to Confidential Material that (i) has been publicly disclosed or was within your possession prior to its being furnished to you by the Company or becomes available to you on a nonconfidential basis from a third party (in any of such cases, not due to a breach by you of your obligations to the Company or by breach of any other person of a confidential, fiduciary or confidential obligation, the breach of which you know or reasonably should know), (ii) is required to be disclosed by you pursuant to applicable law, and you provide notice to the Company of such requirement as promptly as possible, or (iii) was independently acquired or developed by you without violating any of the obligations under this Plan and without relying on Confidential Material of the Company. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which you have prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon your termination of employment with the Company, or whenever requested by the Company, you shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be, or at any previous time has been, in your possession or under your control.



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6.2      EQUITABLE RELIEF

         By your acceptance of your Severance Payment under this Plan, you shall be deemed to have acknowledged that violation of Section 6.1 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and that therefore in the event of any breach by you of Section 6.1, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Plan or otherwise, and, except as limited in Article VII, all of the Company's rights and remedies shall be unrestricted.

                                   ARTICLE VII
                                   ARBITRATION

         Except for equitable relief as provided in Section 6.2, arbitration in accordance with the then most applicable rules of the American Arbitration Association shall be the exclusive remedy for resolving any dispute or controversy between you and the Company or any of its Subsidiaries, including, but not limited to, any dispute regarding your employment or the termination of your employment or any dispute regarding the application, interpretation or validity of this Plan not otherwise resolved through the claims procedure set forth in Section 8.9. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Plan and the rules of the American Arbitration Association, the provisions of this Plan shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list of seven arbitrators designated by the office of the American Arbitration Association having responsibility for the city in which you primarily performed services for the Company or its Subsidiaries immediately before your termination of employment , all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators, and who, in either event, are residents of the area in which you primarily performed services for the Company or its Subsidiaries immediately before your termination of employment. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The Company shall bear and pay, as incurred, the fees and expenses of the arbitrator and all other expenses of the arbitration, including your attorneys fees and other expenses incurred by you; provided, however, that if the arbitrator specifically finds that you have not acted in good faith, you shall bear and pay all attorneys fees and other expenses incurred by you, and one half (1/2) of the fees and expenses of the arbitrator, and you shall promptly reimburse the Company for any such fees and expenses theretofore paid by the Company which shall be borne by you under this sentence. Unless mutually agreed otherwise by the parties, any arbitration shall be conducted at a location within fifty (50) miles from the location in which you primarily performed services for the Company or any of its Subsidiaries immediately before your termination of employment. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location within such fifty (50) mile radius. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      APPLICABLE LAW

         To the extent not preempted by the laws of the United States, the laws of the State of Texas shall be the controlling law in all matters relating to this Plan, regardless of the choice-of-law rules of the State of Texas or any other jurisdiction.




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8.2      CONSTRUCTION

         No term or provision of this Plan shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Plan and any present or future statute, law, ordinance, or regulation, the latter shall prevail, but in such event the affected provision of this Plan shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

8.3      SEVERABILITY

         If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4      HEADINGS

         The Section headings in this Plan are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Plan or of any particular Section.


8.5      ASSIGNABILITY

         Your rights or interests under this Plan shall not be assignable or transferrable (whether by pledge, grant of a security interest, or otherwise) by you, your beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

8.6      TERM AND AMENDMENT

         This Plan may be terminated or amended in any respect by resolution adopted by the Board of Directors or an appropriate committee thereof, provided no such termination or amendment shall adversely affect any Individual Letter issued and accepted prior to the date of such termination or amendment. No agreement or representations, written or oral, express or implied, with respect to the subject matter hereof, have been made by the Company which are not expressly set forth in this Plan or in your Individual Letter.

8.7      NOTICES

         For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied, or sent by certified or overnight mail, return receipt requested, postage prepaid, addressed to the respective addresses, or sent to the respective telecopier numbers, last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer with a copy to the Chief Financial Officer. All notices and communications shall be deemed to have been received on the date of delivery thereof if personally delivered, upon return confirmation if telecopied, on the third business day after the mailing thereof, or on the date after sending by overnight mail, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

8.8      ADMINISTRATION

         This Plan constitutes a welfare benefit plan within the meaning of
Section 3(1) of ERISA. This letter constitutes the governing document of the Plan. The Administrator of the Plan, within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Company. Attached hereto as Exhibit "B" is a statement of your rights under ERISA.





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8.9      CLAIMS

         If you believe you are entitled to a benefit under this Plan, you may make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Secretary of the Company.

         Within sixty (60) calendar days after receipt of such a claim, the Company shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

                  (a) The specific reason or reasons for the denial;

                  (b) Specific reference to pertinent provisions of this Plan on which the denial is based;

                  (c) A description of any additional material or information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

                  (d) An explanation of this Plan's claim review procedure.

         If you disagree with the action taken by the Company, you or your duly authorized representative may apply to the Company for a review of such action. Such application shall be made within one hundred twenty (120) calendar days after receipt by you of the notice of the Company's action on your claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Company. A decision by the Company shall be communicated to you within sixty
(60) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Plan on which the decision is based.

                                                Sincerely,

                                                ROSS TECHNOLOGY, INC.



                                                By:
                                                   ----------------------------
                                                   Jack W. Simpson, Sr.
                                                   President and CEO







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